SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                               REXENE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



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                              than the Registrant)


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REXENE CORPORATION
5005 LBJ FREEWAY - SUITE 500
OCCIDENTAL TOWER
DALLAS, TX 75244
972-450-9000

                                                CONTACT:
                                                D.F. King & Co., Inc.
                                                John W. Cornwell
                                                (212) 493-6952

                                                Rexene Corporation
                                                Neil J. Devroy
                                                972-450-9101



      Dallas, TX - April 22, 1997 - Andrew J. Smith, Chairman and Chief Executive Officer of Rexene Corporation (NYSE:RXN), announced today that he sent the following letter to Jon M. Huntsman, Chairman and Chief Executive Officer of Huntsman Corporation, in response to a phone call by Mr. Huntsman to one of Rexene's financial advisors.

(Letter attached)

REXENE CORPORATION
5005 LBJ FREEWAY - SUITE 500
OCCIDENTAL TOWER
DALLAS, TX 75244
972-450-9000





April 22, 1997


Mr. Jon M. Huntsman
Chairman and Chief Executive Officer
Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

Dear Jon:

I am responding to your telephone call to one of our financial advisors on Friday, April 18, in which you reiterated your interest in acquiring Rexene. You also said that you now need to conduct a due diligence review of Rexene.

We are interested only in advancing the interests of Rexene's owners and, therefore, we are committed to exploring all options to maximize stockholder value. Accordingly, we will grant you the requested access to our non-public information, provided that you sign the enclosed standard form confidentiality/standstill agreement for public companies and confirm in writing that you are interested in acquiring Rexene for $16 per share in cash and you have arranged the necessary financing. The enclosed agreement is the same agreement signed by every other potential bidder who received non-public information about Rexene.

Once you have signed and returned the enclosed agreement and furnished the written confirmation referred to above, we will coordinate a mutually convenient time for you to commence your due diligence review.


                                    Very truly yours,

                                    /s/ Andrew J. Smith

                                    Andrew J. Smith

Enclosure